EXHIBIT 10-R

FORM OF RESTRICTED STOCK AWARD AGREEMENT

COLGATE-PALMOLIVE COMPANY

EXECUTIVE INCENTIVE COMPENSATION PLAN

[Date]

«title» «first» «last»

Colgate-Palmolive Company

«location»

This will confirm the following award of restricted stock made to you on [date] by the Personnel and Organization Committee of the Board of Directors of Colgate-Palmolive Company (the “Company”) pursuant to the Executive Incentive Compensation Plan of the Company (the “Plan”). If you have not received copies of the Plan and the Plan Prospectus, they are available from the Company at 300 Park Avenue, New York, NY 10022, Attention: Mr. Andrew D. Hendry, Senior Vice President, General Counsel and Secretary.

You have been granted an award of «        » shares of restricted stock.

This award is subject to the terms, conditions, limitations and restrictions contained in or established pursuant to the Plan and all requirements of applicable law. Your acceptance of the award shall constitute your acknowledgment of, and agreement to, all such terms, conditions, limitations and restrictions.

Receiving these shares is contingent upon your continued employment with the Company for          years (i.e., until at least [insert date]) (the “Vesting Period”) [,notwithstanding the normal Plan guidelines regarding the effect of retirement on awards]1. During the Vesting Period, dividend equivalents will be credited to the award. At the end of the Vesting Period or such later date as may be set forth in an additional attachment, the award plus dividend equivalents will be paid to you in the form of Colgate common stock, less any required tax withholding that becomes due during or at the end of the Vesting Period.

Nothing herein contained shall obligate the Company or any subsidiary of the Company to continue your employment for any particular period or on any particular basis of compensation.

[1]	Bracketed language to be included in the case of a retention grant to a retirement-eligible individual.

This award may not be assigned or transferred in whole or in part except as provided in the Plan. You shall not have any of the rights of a shareholder with respect to any of the shares which are the subject of the award until such shares are actually issued to you.

Very truly yours,

COLGATE-PALMOLIVE COMPANY

By

Sign below to indicate your acceptance of the foregoing

and retain this Agreement for your records.